    As filed with the Securities and Exchange Commission on October 20, 2000

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------


                         WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              04-2515019
(State or other jurisdiction of                                (I.R.S Employer
 incorporation or organization)                              Identification No.)

    515 POST OAK BOULEVARD,
           SUITE 600                                                77027
         HOUSTON, TEXAS
(Address of Principal Executive                                   (Zip Code)
            Offices)


     STOCK OPTION AGREEMENTS DATED JULY 5, 2000 WITH NON-EMPLOYEE DIRECTORS
                      WARRANT AGREEMENT DATED JULY 5, 2000
                            (Full title of the plan)


                             BERNARD J. DUROC-DANNER
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 693-4000
          (Telephone number, including area code, of agent for service)

                                    ---------


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM        AMOUNT OF
 TITLE OF SECURITIES TO BE                   AMOUNT TO BE           OFFERING PRICE PER        AGGREGATE OFFERING      REGISTRATION
         REGISTERED                           REGISTERED                 SHARE(1)                  PRICE(1)               FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value                  420,000(2)                $37.15625               $15,605,625             $4,120
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on October 18, 2000.

(2) Includes (i) an aggregate of 420,000 shares of Common Stock of Weatherford International, Inc. for stock option agreements and a warrant agreement with each of our non-employee directors and (ii) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions foregoing agreements.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Weatherford International, Inc., a Delaware corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

         4. The Registrant's Current Report on Form 8-K dated January 31, 2000;

         5. The Registrant's Current Report on Form 8-K dated February 11, 2000;

         6. The Registrant's Current Report on Form 8-K dated March 6, 2000;

         7. The Registrant's Current Report on Form 8-K dated April 17, 2000;

         8. The Registrant's Current Report on Form 8-K dated June 19, 2000;

         9. The Registrant's Current Report on Form 8-K dated July 27, 2000; and

         10. The description of the Common Stock contained in a registration statement on Form 8-A (filed May 19, 1994) and as amended by the Registrant's Registration Statement on Form S-3 (Registration No. 333-44272), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Burt M. Martin, Vice President-Legal and Associate General Counsel of the Registrant, is eligible to participate in the Weatherford International, Inc. 1998 Employee Stock Option Plan and holds options to purchase 114,013 shares of Common Stock thereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

         Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

         4.1      -        Amended and Restated Certificate of Incorporation of
                           the Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998
                           (File No. 1-13086)).

         4.2      -        Amended and Restated By-laws of the Registrant, as
                           amended (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File
                           1-13086), filed June 2, 1998).

         4.3      -        Certificate of Designation of the Registrant's Series
                           A Preferred Stock, par value $1.00 per share
                           (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (Reg. No.
                           333-41344)).

         4.4      -        Amended and Restated Credit Agreement dated as of May
                           27, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd.,
                           Chase Bank of Texas, National Association, as U.S.
                           Administrative Agent, The Bank of Nova Scotia, as
                           Documentation Agent and Canadian Agent, ABN AMRO
                           Bank, N.V., as Syndication Agent, and the other
                           Lenders defined therein, including the forms of Notes
                           (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K (File
                           1-13086) filed June 16, 1998).

         4.5      -        Indenture dated as of October 15, 1997, between EVI,
                           Inc. and The Chase Manhattan Bank, as Trustee
                           (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration Statement on Form S-3 (Reg.
                           No. 333-45207)).

         4.6      -        First Supplemental Indenture dated as of October 28,
                           1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including Form of Debenture)
                           (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File
                           1-13086) filed November 5, 1997).

         4.7      -        Registration Rights Agreement dated November 3, 1997,
                           by and among EVI, Inc., Morgan Stanley & Co.
                           Incorporated, Donaldson, Lufkin & Jenrette Securities
                           Corporation, Credit Suisse First Boston Corporation,
                           Lehman Brothers Inc., Prudential Securities
                           Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current
                           Report on Form 8-K (File 1-13086) filed November 5,
                           1997).

         4.8      -        Indenture dated May 17, 1996, between Weatherford
                           Enterra, Inc. and Bank of Montreal Trust Company, as
                           Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) dated May 28, 1996).

         4.9      -        First Supplemental Indenture dated and effective as
                           of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee
                           (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) filed June 2, 1996).

         4.10     -        Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due
                           May 15, 2006 (incorporated by reference to Exhibit
                           4.2 to Weatherford Enterra, Inc.'s Current Report on
                           Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.11     -        Participation Agreement dated December 8, 1998, by
                           and among Weatherford Enterra Compression Company,
                           L.P., ABN AMRO Bank N.V., as Administrative Agent,
                           Arranger and Syndication Agent, Chase Bank of Texas,
                           National Association, and the Lessors listed on
                           Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to the Registrant's
                           Registration Statement on Form S-4 (Reg. No.
                           333-65663)).

         4.12     -        Master Lease Intended as Security dated as of
                           December 8, 1998, between Weatherford Enterra
                           Compression Company, L.P., as Lessee, and ABN AMRO
                           Bank N.V., as Administrative Agent for the Lessors
                           (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to the Registrant's Registration
                           Statement on Form S-4 (Reg. No. 333-65663)).

         4.13     -        Guaranty Agreement dated as of December 8, 1998,
                           between Weatherford International, Inc. and ABN AMRO
                           Bank N.V., as Administrative Agent for the

                           Lessors (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.14     -        Second Supplemental Indenture dated June 30, 2000,
                           between Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture)
                           (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No.
                           1-13086) dated June 19, 2000).

         4.15     -        Registration Rights Agreement dated June 30, 2000,
                           between Weatherford International, Inc. and Morgan
                           Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on
                           Form 8-K dated June 19, 2000 (File No. 1-13086)).

         4.16     -        Form of Stock Option Agreement for Non-Employee
                           Directors dated July 5, 2000.

         4.17     -        Form of Warrant Agreement with Robert K. Moses, Jr.
                           dated July 5, 2000.

         5.1      -        Opinion of Burt M. Martin, Vice President-Legal and
                           Associate General Counsel of the Registrant.

         23.1     -        Consent of Burt M. Martin, Vice President-Legal and
                           Associate General Counsel of the Registrant (included in Exhibit 5.1).

         23.2     -        Consent of Arthur Andersen LLP with respect to
                           Weatherford International, Inc.

         23.3     -        Consent of Ernst & Young LLP with respect to the
                           financial statements of Dailey International Inc.

         24.1     -        Powers of Attorney (included on page II-7 of this
                           Registration Statement).

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2000.

                                       WEATHERFORD INTERNATIONAL, INC.


                                       By: /s/ Bernard J. Duroc-Danner
                                          ------------------------------------
                                               Bernard J. Duroc-Danner
                                           President, Chief Executive Officer,
                                           Chairman of the Board and Director
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Curtis W. Huff, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                         Title                                   Date
               ---------                                         -----                                   ----
      /s/ Bernard J. Duroc-Danner                President, Chief Executive Officer,               October 20, 2000
-------------------------------------
        Bernard J. Duroc-Danner                   Chairman of the Board and Director
                                                    (Principal Executive Officer)

          /s/ Curtis W. Huff                      Executive Vice President and Chief               October 20, 2000
-------------------------------------                     Financial Officer
            Curtis W. Huff                          (Principal Financial Officer)


        /s/ Lisa W. Rodriguez                         Vice President-Accounting                    October 20, 2000
-------------------------------------                       and Controller
           Lisa W. Rodriguez                        (Principal Accounting Officer)


         /s/ Philip Burguieres                                 Director                            October 20, 2000
-------------------------------------
           Philip Burguieres


         /s/ David J. Butters                                  Director                            October 20, 2000
-------------------------------------
           David J. Butters


         /s/ Sheldon B. Lubar                                  Director                            October 20, 2000
-------------------------------------
           Sheldon B. Lubar


        /s/ William E. Macaulay                                Director                            October 20, 2000
-------------------------------------
          William E. Macaulay


         /s/ Robert B. Millard                                 Director                            October 20, 2000
-------------------------------------
           Robert B. Millard


       /s/ Robert K. Moses, Jr.                                Director                            October 20, 2000
-------------------------------------
         Robert K. Moses, Jr.

                                                               Director                            October 20, 2000
          /s/ Robert A. Rayne
-------------------------------------
            Robert A. Rayne

                               INDEX TO EXHIBITS

      EXHIBIT
      NUMBER                                  DESCRIPTION
      -------                                 -----------
         4.1               Amended and Restated Certificate of Incorporation of
                           the Registrant, as amended (incorporated by reference
                           to Exhibit No. 3.1 to the Registrant's Annual Report
                           on Form 10-K for the year ended December 31, 1998
                           (File No. 1-13086).

         4.2 Amended and Restated By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File
                           1-13086) filed June 2, 1998).

         4.3               Certificate of Designation of the Registrant's Series
                           A Preferred Stock, par value $1.00 per share
                           (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (Reg. No.
                           333-41344)).

         4.4               Amended and Restated Credit Agreement dated as of May
                           27, 1998, among EVI Weatherford, Inc., EVI Oil Tools
                           Canada Ltd., Chase Bank of Texas, National
                           Association, as U.S. Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and Canadian
                           Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit
                           No. 4.1 to the Registrant's Current Report on Form
                           8-K (File 1-13086) filed June 16, 1998).

         4.5 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co.
                           Incorporated, Donaldson, Lufkin & Jenrette Securities
                           Corporation, Credit Suisse First Boston Corporation,
                           Lehman Brothers Inc., Prudential Securities
                           Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current
                           Report on Form 8-K (File No. 1-13086) filed November
                           5, 1997).

         4.6               Indenture dated May 17, 1996, between Weatherford
                           Enterra, Inc. and Bank of Montreal Trust Company, as
                           Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) dated May 28, 1996).

         4.7 First Supplemental Indenture dated and effective as of May 27, 1998, by and among EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee
                           (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No.
                           1-13086) filed June 2, 1996).

         4.8               Indenture dated May 17, 1996, between Weatherford
                           Enterra, Inc. and Bank of Montreal Trust Company, as
                           Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) dated May 28, 1996).

         4.9 First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee
                           (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form
                           8-K (File No. 1-7867) filed June 2, 1996).

         4.10              Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due
                           May 15, 2006 (incorporated by reference to Exhibit
                           4.2 to Weatherford Enterra, Inc.'s Current Report on
                           Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.11 Participation Agreement dated December 8, 1998, by and among Weatherford Enterra Compression Company,
                           L.P., ABN AMRO Bank N.V., as Administrative Agent,
                           Arranger and Syndication Agent, Chase Bank of Texas,
                           National Association, and the Lessors listed on
                           Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to the Registrant's
                           Registration Statement on Form S-4 (Reg. No.
                           333-65663)).

         4.12              Master Lease Intended as Security dated as of
                           December 8, 1998, between Weatherford Enterra
                           Compression Company, L.P., as Lessee, and ABN AMRO
                           Bank N.V., as Administrative Agent for the Lessors
                           (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to the Registrant's Registration
                           Statement on Form S-4 (Reg. No. 333-65663)).

         4.13 Guaranty Agreement dated as of December 8, 1998, between Weatherford International, Inc. and ABN AMRO
                           Bank N.V., as Administrative Agent for the Lessors
                           (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to the Registrant's Registration
                           Statement on Form S-4 (Reg. No. 333-65663)).

         4.14 Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture)
                           (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No.
                           1-13086) dated June 19, 2000).

         4.15 Registration Rights Agreement dated June 30, 2000, between Weatherford International, Inc. and Morgan
                           Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on
                           Form 8-K (File No. 1-13086) dated June 19, 2000).

         4.16              Form of Stock Option Agreement for Non-Employee
                           Directors dated July 5, 2000.

         4.17              Form of Warrant Agreement with Robert K. Moses, Jr.
                           dated July 5, 2000.

         5.1               Opinion of Burt M. Martin, Vice President-Legal and
                           Associate General Counsel of the Registrant.

         23.1              Consent of Burt M. Martin, Vice President-Legal and
                           Associate General Counsel of the Registrant (included in Exhibit 5.1).

         23.2              Consent of Arthur Andersen LLP with respect to
                           Weatherford International, Inc.

         23.3 Consent of Ernst & Young LLP with respect to the financial statements of Dailey International Inc.

         24.1 Powers of Attorney (included on page II-7 of this Registration Statement).